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                                                                    EXHIBIT 12.1



STATEMENT RE: COMPUTATION OF RATIOS



                                                                SIX MONTHS        SIX MONTHS
                                                              ENDED JUNE 30,    ENDED JUNE 30,
                                                                   2001              2002
                                                              ---------------   ---------------
Income (loss) before income taxes and extraordinary item....    $(1,796,976)      $(2,390,290)
Interest expense............................................     21,047,331        19,128,401
                                                                -----------       -----------
Adjusted earnings (loss)....................................    $19,250,355       $16,738,111
                                                                ===========       ===========
Interest expense............................................    $21,047,331       $19,128,401
                                                                -----------       -----------
Adjusted fixed charges......................................    $21,047,331       $19,128,401
                                                                ===========       ===========
Ratio of earnings to fixed charges..........................           0.91              0.88
                                                                ===========       ===========
Deficiency in earnings......................................    $ 1,796,976       $ 2,390,290
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